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                                   Exhibit 23

                         Independent Auditors' Consent

We hereby consent to the incorporation by reference in the Prospectus constituting a part of Registration Statement No. 33-88424 on Form S-8 of our report dated February 11, 2000 (February 23,2000, with respect to Note J), relating to our audit of the financial statements of TBM Holdings, Inc., formerly known as Specialty Retail Group, Inc. and subsidiaries as of and for the fiscal year ended January 1, 2000 appearing in the Company's Annual Report on Form 10-KSB for the fiscal year ended January 1, 2000.


Richard A. Eisner & Company, LLP

New York, New York
March 30, 2000